                         VIRAGEN, INC. AND SUBSIDIARIES
                EXHIBIT 11 - COMPUTATION OF LOSS PER COMMON SHARE
                                   (UNAUDITED)

                                                                                Three Months Ended
                                                                                    September 30,
                                                                              1997               1996
                                                                         ------------        ------------
PRIMARY AND FULLY DILUTED

Weighted average shares outstanding                                       47,357,382           38,018,217
                                                                         ===========         ============
Net Loss                                                                 $(1,860,888)        $   (854,241)
Deduct required dividends on convertible preferred
stock, Series A                                                                  663                  663
Deduct required dividends on convertible preferred
stock, Series B                                                                    -            2,341,859
Deduct required dividends on convertible preferred
stock, Series D                                                              169,221                    -
Deduct required dividends on convertible preferred
stock, Series E                                                               65,418                    -
Deduct required dividends on convertible preferred
stock, Series F                                                               50,444                    -
Deduct required dividends on convertible preferred
stock, Series G                                                               26,849                    -
                                                                         -----------         ------------
Loss attributed to common stock                                          $(2,173,483)        $ (3,196,763
                                                                         ===========         ============

Net loss per common share after deduction for required dividends
   on convertible preferred stock                                        $      (.05)        $      (0.08)
                                                                         ===========         ============
